Item 26. Exhibit g. iv. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY
(the “Reinsurer”)

Effective April 15, 2018 (the “Amendment Effective Date”), the Ceding Company and the Reinsurer agree to amend the Agreements to add [_____].

There will be [_____].

Examples of [_____]:

•	[_____].

[_____].

The [_____].

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-23-18
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-23-18
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-23-18
Peter G Ferris
Vice President & Actuary

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Stephanie Dunn	Date:	4/20/18

Print name:	Stephanie T. Dunn

Title:	SVP

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Meredith Ginter	Date:	4/20/18

Print name:	Meredith Ginter

Title:	AVP

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Exhibit

Effective Date of Agreement	Automatic Pool	_____	Reinsurer’s Agreement #	TAI Code
8/1/2008	VUL III	_____	_____	_____

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY
(the “Reinsurer”)

Effective October 1, 2018, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to amend the Agreements to clarify Claims procedures and add Information Security.

1.	The Claims article in the Agreements will be replaced in its entirety with the Claims article in the attached Exhibit 2.
2.	The Gramm-Leach-Bliley Privacy Act language is hereby removed from the Agreements and replaced with the Information Security article in the attached Exhibit 3 and Exhibit 4.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 30, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 30, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-29-2018
Peter G Ferris
Vice President & Actuary

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Stephanie Dunn	Date:	11/28/18

Print name:	Stephanie T. Dunn

Title:	SVP & CLC

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ James P. Grover	Date:	11/28/18

Print name:	James P. Grover

Title:	V.P.

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Exhibit 1 - Agreements

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code
8/1/2008	VUL III	_____	_____

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Exhibit 2 – Claims Article

Coverage/Notice

The Reinsurer shall reimburse the Ceding Company in accordance with the terms of this Agreement for the Reinsurer’s proportionate share of benefits on Policies specified in Accepted Coverages. The Ceding Company will send to the Reinsurer copies of the claim information, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request.

Claim Payments

The Reinsurer upon receipt of the claim information shall promptly make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer whether or not the claim payment is made under the strict Policy conditions or compromised for a lesser amount. The payment to the Ceding Company will include interest as described in the Interest section of this Article. The Reinsurer makes settlement in a lump sum regardless of the method of settlement under the policy.

Proofs

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $ [_____] and any other documentation that might reasonably be requested by the Reinsurer. In addition, for contestable claims, the Ceding Company will send to the Reinsurer a copy of all papers in connection with the claim including the underwriting papers and investigative reports as soon as they become available.

Contestable Claims

The Ceding Company and the Reinsurer will be bound by the applicable suicide and contestable period and limitations in accordance with state law or the Policy form, whichever governs. If a claim is contestable, the Ceding Company shall send to the Reinsurer the contested claims documentation as required in this Agreement, by any of the following means: facsimile, secure email, express mail, or any other means agreed upon by both Parties. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”[1] that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must communicate its decision for each claim in writing (email is acceptable) to the Ceding Company within [_____] business days from the day in which the Reinsurer received the final documentation. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding Company shall proceed to settle, contest or deny the claim without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s

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recommendations regarding the claim that was communicated to the Ceding Company within the timeframe specified, but in all cases only the Ceding Company will determine the proper action on the claim and the decision, which will be made exclusively by the Ceding Company, shall be binding on the Reinsurer and all other reinsurers affected by the claim.

Alternatively, the Reinsurer may decline to be a Party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company as if there had been no contest, compromise or litigation. The Reinsurer must convey this decision in writing (email is acceptable) within the time period specified above. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

Claim Expenses

The Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all Policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses.

Misstatement of Age or Gender

In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any Policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such Policy.

Interest

The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, to a court, to a state’s unclaimed property division or if the claim proceeds go under settlement option, from the date of death to the date of the Reinsurer’s remittance to the Ceding Company. Adjustment to reinsurance premiums in such case will be made without interest.

On claims paid by the Reinsurer, in addition to the interest paid to the beneficiary on the claim, if the period of time between when the Ceding Company pays the claim and the Reinsurer reimburses the Ceding Company (provided the Reinsurer has received satisfactory claims proof) exceeds [_____] days the Ceding Company reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company.

1 The “list of Reinsurer claims personnel” mentioned herein can be updated by sending written notice of a new contact list to the normal Ceding Company claims contacts without a formal amendment, email is acceptable. The Reinsurer has responsibility for updating and maintaining this list. The list may contain one or two individual email addresses and/or a group email folder.

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Extra-contractual Obligations

In no event will the Reinsurer participate in Extra-contractual damages, such as punitive or compensatory damages, awarded against the Ceding Company as the result of an act, omission or course of conduct committed by the Ceding Company in connection with the reinsurance under this Agreement except as described in the following sentence. However, for death claim denials, if the Reinsurer affirmed, in writing, the act, omission or course of conduct of the Ceding Company which resulted in the assessment of extra-contractual damages, such as Punitive or Compensatory damages or Statutory Penalties, the Reinsurer shall share in the payment of these damages in proportion to the reinsurance provided under this Agreement. The parties acknowledge and agree that the mere agreement to participate (either by affirmation or default) is not sufficient to be deemed an “active party” and consequently the Reinsurer shall not necessarily have any obligation as regards such damages.

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Exhibit 3 - Information Security Article

The parties hereto acknowledge that the Reinsurer and its affiliates may have access to Personal Information as is otherwise necessary for purposes of the reinsurance provided under this Agreement.

To the extent that any Personal Information is provided to the Reinsurer or its affiliates in connection with this Agreement, the Reinsurer agrees to, and agrees to cause its affiliates and instruct its and their respective representatives and service providers to, comply with the privacy laws applicable to such Personal Information and protect the confidentiality and security of any Personal Information provided to it hereunder by:

a.	holding all Personal Information in strict confidence;
b.	maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Personal Information; and
c.	disclosing and using Personal Information received under this Agreement for purposes of carrying out the transactions contemplated by this Agreement only.

The Reinsurer agrees that it shall as promptly as reasonably practicable (and in any event in accordance with applicable law) notify the Ceding Company when it becomes aware of any unauthorized access of such Personal Information or Company Information as defined in Exhibit 4 – Information Security. In addition to such notification, no later than [_____] calendar days after detection (or later if legally acceptable but in no case more than [_____] calendar days) of such breach of security, the Reinsurer will also provide Ceding Company with a report summarizing the breach of security, which will include, at a minimum, the following: date, time, description, how the breach of security was detected, systems and/or data (including Personal Information) subject to unauthorized access, root cause, corrective action taken to date and any additional planned actions.

The Reinsurer shall comply with the additional data security procedures set forth in Exhibit 4 – Information Security.

“Personal Information” means (i) any “nonpublic personal information” as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any information that can specifically identify an individual, such as name, signature, address, social security number, telephone number or other unique identifier, together with any other information that relates to an individual who has been so identified in any format whether written, electronic or otherwise, (iii) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise, or (iv) any personally identifiable medical, financial and other personal information, in each case about proposed, current and former applicants, policy owners, contract holders, insureds, claimants and beneficiaries of policies covered under this Agreement.

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Exhibit 4 - Information Security

The Reinsurer shall develop and employ administrative, technical, and physical access control procedures, restrictions and safeguards to protect its computer and communication environment, including any Company Information stored thereon, against unauthorized access, use, alteration, or destruction. “Company Information” shall mean any data transferred to the Reinsurer by the Ceding Company in connection with this Agreement (including any Personal Information). The Reinsurer agrees that Company Information shall be deemed “Confidential Information” and shall be used by the Reinsurer only in connection with the reinsurance provided under this Agreement.

The Reinsurer shall operate, monitor, review and continually improve a written information security management system (ISMS) in accordance with the ISACA COBIT 5 framework, as the same may be amended, supplemented or restated from time to time. The Reinsurer shall implement, maintain, assess, monitor, and enforce compliance in all material respects with the Reinsurer’s ISMS.

The Reinsurer shall develop and employ disaster recovery and business continuity plans to ensure that the Reinsurer will continue to provide reinsurance as contemplated under this Agreement. The Reinsurer shall comply in all material respects with all federal and state laws and industry standards relating to privacy, the protection of personal information and data protection (including without limitation applicable security breach notification obligations).

Upon reasonable advance written notice from the Ceding Company, the Reinsurer shall permit the Ceding Company or, as the Ceding Company may require, governmental authorities with jurisdiction over the Ceding Company, directly or in association with an auditor, to conduct a reasonable audit of the data center architecture, systems and procedures used in connection with the reinsurance provided by the Reinsurer under this Agreement in order to evaluate the Reinsurer’s compliance with security, confidentiality and privacy obligations, detect and assess potential vulnerabilities, and evaluate the Reinsurer’s preparedness for contingencies that could affect such reinsurance. The Reinsurer will (and will cause its subcontractors to) keep and maintain complete and correct books, records and documentation relating to the reinsurance provided under this Agreement.

The Reinsurer shall not transfer, store or process any Company Information in any location outside of the United States of America except as may otherwise be required for reporting to the Reinsurer’s retrocessionaires or by the Reinsurer’s group internal processes and procedures.

The Reinsurer will implement reasonable industry standard personnel and administrative controls to mitigate security risks, including but not limited to: (a) background checks on the Reinsurer’s United States employees with administrator access to the Reinsurer’s hosting platform; and (b) limiting access to the Reinsurer’s hosting platform to authorized individuals.

The Reinsurer shall not permit any subcontractor to access Company Information except for the uses otherwise provided in this Agreement, and the Reinsurer shall prohibit such subcontractors from using Company Information for any other purpose. The Reinsurer remains responsible for its subcontractors’ compliance with the obligations of the Reinsurer under this Agreement. The Reinsurer shall require any subcontractors to whom the Reinsurer transfers Company Information or permits access to the Reinsurer’s computer or communications

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environment, to enter into a written agreement with the Reinsurer requiring the subcontractor abide by terms no less protective than this Agreement for protection of the Company Information.

The Reinsurer shall indemnify the Ceding Company for actual, direct damages or costs incurred by the Ceding Company related to the unauthorized access, disclosure or use of Company Information due to the Reinsurer’s violation of its information security obligations hereunder including (i) governmental fines and/or penalties imposed on the Ceding Company, (ii) costs of remedial actions required of the Ceding Company by law, and (iii) costs reasonably incurred by Ceding Company relating to required notice of data breach to affected customers of the Ceding Company.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY
(the “Reinsurer”)

This Amendment is effective August 1, 2019. The Agreements will be revised as follows.

The Proofs section of the Claims article is hereby replaced in its entirety with the following:

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $ [_____] and any other documentation that might reasonably be requested by the Reinsurer. For incontestable claims with face amounts of $ [_____] or less, the Ceding Company will not be required to submit copies of the proofs of claims. For all contestable claims and deaths occurring outside of the U.S. or Canada, however, the Ceding Company will send to the Reinsurer a copy of all non-privileged documents in connection with the claim including the underwriting file and any investigative reports available.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 16, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 16, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 16, 2019
Peter G Ferris
Vice President & Actuary

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Stephanie Dunn	Date:	8/14/19

Print name:	Stephanie T. Dunn

Title:	SVP

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Louis Girard	Date:	8/14/19

Print name:	Louis Girard

Title:	AVP

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Exhibit 1 - Agreements

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code
8/1/2008	VUL III	_____	_____

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
AUTOMATIC YRT AGREEMENT
Effective August 1, 2008
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY
(the “Reinsurer”)

Coverage: Variable Universal Life III
Reinsurer Treaty ID: [_____
TAI Code: [_____

For new policies issued on and after January 1, 2020, the Amendment Effective Date, Paragraph A of Article III – Basis of Reinsurance of the Agreement is hereby replaced in its entirety with the following:

A.	Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the policy reinsured. The Reinsurer will provide, and the Ceding Company will take credit for, statutory reserves using the [_____].

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 30, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 30, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 30, 2019
Peter G Ferris
Vice President & Actuary

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Louis Girard	Date:	9/25/2019

Print name:	Louis Girard

Title:	AVP

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ James T. Liell	Date:	9/26/19

Print name:	James T. Liell

Title:	VP